UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-2816	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Chicago, IL		60631
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2020, the Board of Directors of Methode Electronics, Inc. (the “Company”) approved and adopted amendments to the Company’s Amended and Restated Bylaws (as so amended, the “Bylaws”).   Sections 1 and 2 of Article II of the Bylaws have been amended to provide that the Board of Directors may determine that a meeting of the Company’s stockholders be held solely by means of remote communication in the manner and to the extent permitted by the General Corporation Law of the State of Delaware.  Several conforming changes were made to other sections within Article II of the Bylaws.

The foregoing summary is qualified in its entirety by reference to the Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01Other Events.

On June 18, 2020, the Board of Directors authorized holding the Company’s annual meeting of stockholders on Wednesday, September 16, 2020.  Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of the Company’s stockholders, the annual meeting will be a virtual meeting via live webcast on the Internet.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
3.1	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: June 19, 2020	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas
Chief Financial Officer